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                                                                Exhibit 99.10(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 47 to the Registration Statement File No. 033-20453 on Form N-4 ("Registration Statement") of MONY America Variable Account A, of our report dated April 21, 2017, relating to the financial statements of each of the Variable Investment Options of the Separate Account of MONY Life Insurance Company of America, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "About our independent registered public accounting firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
April 21, 2017

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 47 to the Registration Statement File No. 033-20453 on Form N-4 ("Registration Statement") of MONY America Variable Account A, of our report dated March 24, 2017, relating to the consolidated financial statements of MONY Life Insurance Company of America, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "About our independent registered public accounting firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
New York, New York
April 21, 2017